EXHIBIT 99.1

              CERTIFICATION BY THE PRINCIPAL EXECUTIVE OFFICER AND
                         PRINCIPAL FINANCIAL OFFICER OF
                              THE LAKE FOREST FUNDS
                           PURSUANT TO SECTION 906 OF
                 THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

           I, Irving V. Boberski, am President (principal executive officer) and Chief Financial Officer (principal financial officer) of The Lake Forest Funds (the "Registrant").

           This certification is being furnished pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Registrant's Semi-Annual Report on Form N-CSR for the period ended August 31, 2003 (the "Report").

           I hereby certify that to the best of my knowledge:

           1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934
                     (15 U.S.C. 78m(a) or 78o(d)); and

           2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  October 31, 2003


                                      /S/ IRVING V. BOBERSKI
                                      ------------------------------------------
                                      Irving V. Boberski
                                      President and Principal Executive Officer
                                      Chief Financial Officer and Principal
                                        Financial Officer